CONSENT OF INDEPENDENT ACCOUNTANTS


                                                                    EXHIBIT 23.1

We consent to the incorporation by reference in the registration statements of Anicom, Inc. on Form S -3/A (File Nos. 333-41225, 333-30791 and 333-14719), Form
S-3 (File Nos.  333-67651,  333-61715,  and  333-50641)  and Form S-8 (File Nos.
333-68119,  333-61719,  333-34357,  and 333-01602) of our report, dated February
17, 1999 on our audits of the consolidated financial statements and financial statement schedule of Anicom, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in the 1998 Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP

March 29, 1999
Chicago, Illinois